EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Performance Food Group Company:

We consent to incorporation by reference in the registration statements (Nos. 33-72400, 333-12223, 333-78229, 333-60528, 333-102154, 333-102155, and 333-105082) on Form S-8, the registration statements (Nos. 333-24679, 333-61612 and 333-68877) on Form S-4 and the registration statements (Nos. 333-48462 and 333-63610) on Form S-3 of Performance Food Group Company of our reports dated February 3, 2004, with respect to the consolidated balance sheets of Performance Food Group Company and subsidiaries as of January 3, 2004 and December 28, 2002, and the related consolidated statements of earnings, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended January 3, 2004, and the related financial statement schedule, which reports appear in the January 3, 2004, annual report on Form 10-K of Performance Food Group Company.

Our report covering the consolidated financial statements refers to changes in accounting for business combinations and goodwill and other intangibles.

/s/ KPMG LLP

Richmond, Virginia

March 17, 2004